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Exhibit 5.11

CONSENT OF STEFFEN, ROBERTSON AND KIRSTEN (UK) LTD.

        The undersigned hereby consents to the use of "Steffen, Robertson and Kirsten (UK) Ltd." and references to the following report and document, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such report by reference as an exhibit to the registration statement and the incorporation by reference into the registration statement of the annual information form of the Company dated March 28, 2008, which includes reference to my name in connection with information relating to the below report and the technical information in the annual information form:

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  The technical report dated February 2005 entitled "NI 43-101 Technical Report, Resource Estimation and Exploration Potential at the Kamituga, Lugushwa and Namoya Concessions, Democratic Republic of Congo."

SRK Consulting (UK) Ltd. (formerly known as Steffen, Robertson and Kirsten (UK) Ltd.)
Date: September 2, 2008
/s/ MARTIN PITTUCK By: Martin Pittuck Title: Principal Resource Geologist

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  Exhibit 5.11
CONSENT OF STEFFEN, ROBERTSON AND KIRSTEN (UK) LTD.